SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 30, 2003

Cooper Cameron Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843

(State or other
jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas 77027

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 513-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated October 28, 2003 — Cooper Cameron Third Quarter Earnings Total $0.63 Per Share

Item 12. Disclosure of Results of Operations and Financial Condition.

On October 28, 2003, Cooper Cameron Corporation issued a press release announcing its results for the third quarter ended September 30, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Exhibit 99.1 to this report contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measure reflects earnings before interest, taxes, depreciation and amortization expense (“EBITDA”). A reconciliation of EBITDA to the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is included as an attachment to the press release. The Company believes the presentation of EBITDA is useful to the Company’s investors because EBITDA is an appropriate measure of evaluating the Company’s operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community, and the Company also uses EBITDA as a performance measure in its corporate bonus program.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER CAMERON CORPORATION

By: /s/ Franklin Myers

Franklin Myers
Senior Vice President of Finance and Chief Financial Officer

Date: October 28, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Cooper Cameron Corporation’s press release dated October 28, 2003.